Exhibit (e)(v)

MUNDER SERIES TRUST

MUNDER SERIES TRUST II

FORM OF AMENDMENT #5 TO COMBINED DISTRIBUTION AGREEMENT

August 15, 2005

WHEREAS, each of Munder Series Trust (“MST”) and Munder Series Trust II (“MST II”) (collectively, “Fund Groups”) has entered into a Combined Distribution Agreement with Funds Distributor, Inc. (“Distributor”) pursuant to which Distributor acts as the principal underwriter for the various portfolios (“Funds”) of the Fund Groups;

WHEREAS, the Munder U.S. Government Income Fund was merged with and into the Munder Bond Fund (each a separate portfolio of MST) on August 12, 2005;

WHEREAS, the Munder Tax-Free Bond Fund was merged with and into the Munder Tax-Free Short & Intermediate Bond Fund (each a separate portfolio of MST) on August 12, 2005; and

WHEREAS, the parties desire to amend the Agreement to reflect these events.

NOW, THEREFORE, the Combined Distribution Agreement is hereby amended as follows:

1.	Appendix A is hereby replaced in its entirety with the attached Appendix A.

2.	Appendix B is hereby replaced in its entirety with the attached Appendix B.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

Munder Series Trust
Munder Series Trust II	Funds Distributor, Inc.
on behalf of the Funds set forth in Appendix A to the
Combined Distribution Agreement
(as may be amended from time to time)

By:		By:
Name:	Amy D. Eisenbeis	Name:
Title:	Assistant Secretary	Title:

August 15, 2005

Appendix A

This Agreement applies to:

1.	Liquidity Money Market Fund
2.	Munder Balanced Fund
3.	Munder Bond Fund
4.	Munder Cash Investment Fund
5.	Munder Healthcare Fund
6.	Munder Index 500 Fund
7.	Munder Institutional Money Market Fund
8.	Munder Intermediate Bond Fund
9.	Munder International Bond Fund
10.	Munder International Equity Fund
11.	Munder Internet Fund
12.	Munder Large-Cap Core Growth Fund
13.	Munder Large-Cap Value Fund
14.	Munder Michigan Tax-Free Bond Fund
15.	Munder Micro-Cap Equity Fund
16.	Munder Mid-Cap Core Growth Fund
17.	Munder Power Plus Fund®
18.	Munder Real Estate Equity Investment Fund
19.	Munder S&P® MidCap Index Equity Fund
20.	Munder S&P® SmallCap Index Equity Fund
21.	Munder Small-Cap Value Fund
22.	Munder Small-Mid Cap Fund
23.	Munder Tax-Free Money Market Fund
24.	Munder Tax-Free Short & Intermediate Bond Fund
25.	Munder Technology Fund

August 15, 2005

Appendix B

The distribution-related and service-related fees payable under the Combined Distribution Plan are limited to the following amounts:

	Class R Shares
	Distribution	Service
Munder Balanced Fund	0.25%	0.25%
Munder Bond Fund	0.25%	0.25%
Munder Cash Investment Fund	0.00%	0.25%
Munder Healthcare Fund	0.25%	0.25%
Munder Index 500 Fund	0.25%	0.25%
Munder Intermediate Bond Fund	0.25%	0.25%
Munder International Bond Fund	0.25%	0.25%
Munder International Equity Fund	0.25%	0.25%
Munder Internet Fund	0.25%	0.25%
Munder Large-Cap Core Growth Fund	0.25%	0.25%
Munder Large-Cap Value Fund	0.25%	0.25%
Munder Michigan Tax-Free Bond Fund	0.25%	0.25%
Munder Micro-Cap Equity Fund	0.25%	0.25%
Munder Mid Cap Core Growth Fund	0.25%	0.25%
Munder Power Plus Fund	0.25%	0.25%
Munder Real Estate Equity Investment Fund	0.25%	0.25%
Munder Small-Cap Value Fund	0.25%	0.25%
Munder Small-Mid Cap Fund	0.25%	0.25%
Munder Tax-Free Money Market Fund	0.00%	0.25%
Munder Tax-Free Short & Intermediate Bond Fund	0.25%	0.25%
Munder Technology Fund	0.25%	0.25%

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